UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 MADISON AVENUE, 38th Floor

NEW YORK, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 328-2100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

A portion of Medallion Financial Corp.'s consolidated borrowings ($73.5 million, or approximately 3%, as of March 31, 2026) are through debenture financing provided by the Small Business Administration (the “SBA”) to our subsidiary Medallion Capital, Inc. (“Medallion Capital”). These SBA debentures provide us access to long-term borrowings (typically 10 years) at fixed rates with coupons typically less than other sources of capital available to us.

As previously disclosed, the SBA had informed us that we need to have Medallion Capital’s management team reviewed through the SBA’s licensing division; until successful completion of that review, Medallion Capital is not deemed by the SBA to have a qualified management team.

On March 31, 2026, Medallion Capital submitted a management team for review through the SBA’s licensing division and shortly thereafter such submission, the SBA notified Medallion Capital that it has declared an event of default with respect to such debentures and directed Medallion Capital, within 120 days, to identify and submit at least one qualified candidate for consideration as a full-time principal and investment committee member of Medallion Capital. The SBA’s notice and event of default do not trigger any cross-default clauses in any of Medallion Financial Corp.'s debt arrangements.

In subsequent discussions with the SBA, the SBA has indicated that Medallion Capital must supplement its submission by identifying and submitting at least one qualified candidate for consideration. Medallion Capital is currently in the process of identifying and submitting at least one qualified candidate in response to the above notice and discussions. If Medallion Capital fails to satisfy these requirements, the SBA may declare the debentures, including accrued interest thereon, and any other amounts owed SBA with respect thereto, immediately due and payable, and/or take any other remedy available under the Small Business Investment Act of 1958, as amended. While there can be no assurance that the SBA will accept Medallion Capital's position, with this supplement, Medallion Capital believes it will have a qualified management team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2026

MEDALLION FINANCIAL CORP.

By:	/s/ Anthony N. Cutrone
Name: Anthony N. Cutrone
Title: Chief Financial Officer